SETTLEMENT AND RELEASE AGREEMENT

     This Release and Settlement (hereinafter "Agreement") is made effective as of. latest date set forth on the signature pages hereof, by and between 1) Insynq, Inc., whose address is 1101 Broadway Plaza, Tacoma, WA 98402; relevant employees, agents, ) and/or members of the Board of Directors of Insynq; ("Insynq") and 2) William G. Hargin, whose address is 10632 157th Avenue N.E., Redmond, WA 98052.

     NOW THEREFORE, in consideration of the mutual promises, covenants and conditions set forth herein, Insynq and Hargin agree as follows:

1.   RELEASE AGREEMENT

1.1 Release. In exchange for, and upon delivery of the seventeen thousand five hundred dollars ($17,500) and Two Hundred Thousand (200,000) Insynq Non-qualified stock options (NQSO), as defined and using the delivery schedule defined in section 2 herein, Hargin and Insynq, individually and on behalf of themselves, their predecessors, successors, heirs, beneficiaries and assigns, release and forever discharge each other, their respective attorneys, and their predecessors, successors, heirs, beneficiaries and assigns, from and against any and all claims, damages, actions, causes of action, liabilities, judgments, liens, contracts, agreements, rights, debts, suits, obligations, promises, acts, costs and expenses, damages, and charges of whatsoever nature, whether known or w1known, suspected or unsuspected, fixed or contingent, which they now have, claim to have, or at any time had or claimed to have as a result of any thing undertaken, done, or omitted to be done including anything, arising out of, or m any way related to, any litigation, proceedings and/or claims between and among the parties to this Agreement, and/or any act or omission of the either party, their respective attorneys, and their predecessors, successors, heirs, beneficiaries and assigns

1.2 Hargin agrees to immediately dismiss, without prejudice, the Complaint for damages against InsynQ m the Superior Court for the State of Washington in and for the County of Pierce, Case No.00-2-08573-1. Hargin also agrees to dismiss, with prejudice, the Complaint for damages against InsynQ m the Superior Court for the State of Washington in and for the County of Pierce, Case No.00-2-08573-1 upon receipt of the seventeen thousand five hundred dollars ($17,500) and Two Hundred Thousand (200,000) options under the schedule identified in section 2. The dismissal without prejudice shall be filed m the appropriate courts upon the execution of this agreement and the dismissal with prejudice shall be filed m the appropriate courts upon receipt of said cash and options pursuant to this agreement.


1.3 It is understood and agreed that this settlement is the compromise of a disputed claim, and this payment is not to be construed as admission of liability on Insynq or Hargin by whom liability is expressly denied.

2.   CASH, ATTORNEY'S FEES, NQSO, CONDITION PRECEDENT AND PRESS RELEASE

2.1 Cash. Hargin will receive fifteen thousand dollars ($15,000) in two payments often thousand dollars ($10,000) and five thousand dollars ($5,000). The first payment of ten thousand dollars ($10,000) shall be issued within ten business days of the receipt of the second traunch of funding from the current group of investors who have proposed to fund InsynQ with 1.2 million dollars in three traunches. The second payment of five thousand dollars ($5,000) shall be issued within ten business days of the receipt of third traunch from the funding group mentioned in the prior sentence.

2.2 Attorney Fees. A payment of two thousand five hundred dollars ($2,500) shall be issued to the Law Offices of Richard Phillips, PLLC to pay the reasonable costs Hargin , s attorney's fees. Said payment shall be made within ten business days of the receipt of the third traunch in funding from the funding group mentioned in the prior section.

2.3 Non-qualified Stock Options. Hargin shall receive two hundred thousand (200,000) Non-qualified stock options (NQSO) with an exercise price of six and one half cents ($.065). The option agreement and documents required to exercise these options shall be forwarded immediately to Hargin upon execution of this agreement.


2.4  Condition Precedent. Receipt of the funds specified in paragraphs 2.1 and
     2.2 and receipt of the non-qualified stock options specified in paragraph
     2.3 shall be a condition precedent to the effectiveness of the release specified in paragraph 1.1 and to delivery of the dismissal with prejudice specified in paragraph 1.2.

2.5 Press Release. Hargin authorizes that InsynQ may issue press releases immediately upon the execution of this agreement and such press releases shall substantially state the following:

         "William Hargin is pleased to have this lawsuit settled. InsynQ, Inc. has a great concept and wonderful service to provide to companies, and I wish them well. "

3.   UNANTICIPATED DAMAGE

3.1 There is a risk that subsequent to the execution of this agreement that Insynq or Hargin, individually, jointly and/or severally, on behalf of themselves, their predecessors, successors, heirs, beneficiaries and assigns, will incur or suffer personal or bodily discomfort, financial loss, property damage, tax liability, civil or criminal penalty, or any other type of damage or any of these, which is in some way caused by the facts set forth in the lawsuit referred to above, but which is unknown and unanticipated at the time this Agreement is signed; and further, there is a risk that the damages presently known may be, or may become, more serious than the undersigned now expects or anticipates. The parties hereby assume the above-mentioned risks and this Agreement shall apply to all unknown or unanticipated results of the occurrence described above as well as those known and anticipated.

4.   ADVICE OF LEGAL COUNSEL

     The advice of legal counsel has been obtained by all parties prior to signing this Agreement. Counsel for each party to this agreement has played an active role in drafting each term of this agreement. Accordingly, no provision of this agreement shall be interpreted against any party on the grounds that it was drafted by that party. BY SIGNING THIS AGREEMENT, EACH PARTY HERETO ATTESTS THAT THIS AGREEMENT WAS ENTERED INTO FREE FROM ANY DURESS AND/OR COERCION, BASED UPON EACH SIGNA TORY'S OWN WILL AFTER OBT AINING ADVICE OF COUNSEL. If any provision of this Agreement is held to be invalid or ineffective, such invalidity or ineffectiveness shall not affect the remaining provisions or applications of this Agreement, which shall be given full and complete effect without the invalid or ineffective provisions hereof. To this end, the provisions of this Agreement are severable.

5.   HEADINGS

     The headings of this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement. Any rule of law or legal decision that would require interpretation of any ambiguities contained herein against the party that has drafted it is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purpose of the parties and this Agreement.

6.   FURTHER DOCUMENTS.

     Each of the parties hereto shall execute and deliver any and all additional papers, documents, instructions and other instruments, including without limitation the memorandum, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the parties hereto.

7.   TAXES

     Hargin is assuming the responsibility for all personal income and social security taxes associated with the settlement of this claim and Hargin will assume any liabilities indemnifying InsynQ for payment of all such taxes that may become due under this settlement.

8.   CONFIDENTIALITY

     The parties and the parties' Counsel agree that the terns and contents of this Agreement, and any information regarding the Agreement (other than the fact of the settlement and its confidentiality) including the negotiation hereof, shall be maintained as confidential, and shall not be disclosed either directly or indirectly to any person, firm, association, partnership, corporation or other entity except as directed to be disclosed by law.

     This release contains the ENTIRE AGREEMENT between the parties hereto, and the terns of this release are contractual and not a mere recital.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written above.

         INSYNQ, INC.:
         And Xcel Management, Inc.:  (cb) (wgh)



         /s/ M. Carroll Benton
         ---------------------
         INSYNQ, INC., AUTHORIZED REPRESENTATIVE

         M. Carroll Benton
         PRINT NAME AND TITLE

         Aug. 6, 2001
         DATE

         WILLIAM G. HARGIN:

         /s/ William G. Hargin
         ---------------------
         WILLIAM G. HARGIN

         7/26/01
         DATE